Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation
15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000

FOR IMMEDIATE RELEASE

Chubb Reports First Quarter Net Income of
$470 Million or $2.37 per Share;
Operating Income per Share Increases 38% to a Record $2.22;
Combined Ratio Is 89.4%

     WARREN, N.J., April 25, 2005 – The Chubb Corporation [NYSE: CB] today reported that net income in the first quarter of 2005 was $470 million, a 30% increase over net income of $361 million in the first quarter of 2004. Net income per share increased 26% to $2.37 from $1.88.

     Operating income, which the company defines as net income excluding after-tax realized investment gains and losses, increased 43% to $440 million in the first quarter of 2005 from $308 million in the first quarter of 2004. Operating income per share grew 38% to a record $2.22 from $1.61 a year ago.

     Net written premiums for the first quarter increased 1% to $3.1 billion. Premiums for the insurance business grew 3% — up 1% in the U.S. and 7% outside the U.S. (3% in local currencies). Premiums for the reinsurance assumed business (Chubb Re) were down 12%.

     The combined loss and expense ratio for the first quarter was 89.4%, compared with 92.6% in the corresponding year-earlier quarter. In the first quarter of 2005, catastrophe losses for Chubb were $20 million and accounted for 0.6 points of the combined ratio. In the first quarter of 2004, catastrophe losses were $97 million and accounted for 3.5 points of the combined ratio. Excluding catastrophe losses, the first quarter combined ratio was 88.8% in 2005 and 89.1% in 2004. The expense ratio for the first quarter was 28.8% in 2005, compared with 30.1% in 2004.

Outlook for 2005

     “Chubb had an outstanding quarter, with the best combined ratio in more than 30 years,” said John D. Finnegan, Chairman, President and Chief Executive Officer. “Highlighting the quarter were the continued excellent performance of our commercial insurance lines and ongoing significant improvement in homeowners insurance.

     “In a more competitive market environment, we have maintained underwriting discipline and strict expense vigilance in order to protect and enhance our profitability,” said Mr. Finnegan. “This core strategy will continue to guide the company forward.

     “Our first-quarter results put us on the path to achieving or exceeding our operating earnings guidance of $7.60 to $8.00 per share for 2005,” said Mr. Finnegan. Operating earnings guidance continues to assume 3 points of catastrophe losses for the year and to exclude results from the non-insurance business of Chubb Financial Solutions. “We are maintaining this outlook, as we have completed only one quarter, and we will revisit it when we have six months of operations behind us,” said Mr. Finnegan.

Reporting Format Changes; No Impact on Results or Guidance

     Beginning with the first quarter of 2005, the reporting format for property and casualty underwriting results by line of business has been changed to more closely reflect the way the business is now managed. The new reporting format provides additional clarity in that all Professional Liability business is now reported in one line within Chubb Specialty Insurance, all commercial business is now reported in Chubb Commercial Insurance and Reinsurance Assumed (Chubb Re) is now reported as a separate business unit.

     The changes to the reporting format for the property and casualty underwriting lines of business are as follows:

     Chubb Personal Insurance (CPI)

•	Valuable Articles results, which have been included in Other Personal, are now included in Homeowners.

•	Accident results, which have been included in Other Specialty, are now included in Other Personal.

     Chubb Commercial Insurance (CCI)

•	Commercial insurance results for Financial Institutions, which have been included in Chubb Specialty Insurance, are now included in the appropriate Chubb Commercial Insurance lines.

     Chubb Specialty Insurance (CSI)

•	Executive Protection results are now combined with the professional liability and financial fidelity results for Financial Institutions into a new Professional Liability line of business. Financial Institutions results are no longer reported separately.

•	Surety results, which have been included in Other Specialty, are now reported separately within Chubb Specialty Insurance.

     Reinsurance Assumed (Chubb Re)

•	Reinsurance Assumed results, which have been included in Other Specialty, are now reported as a separate business unit.

     These reporting format changes do not have any impact on previously reported total property and casualty underwriting results.

     Property and casualty underwriting results for the years 2001 through 2004 have been reclassified to conform to the new reporting format and are posted on the Chubb website at www.chubb.com.

     The reporting format changes have no impact on Chubb’s 2005 operating income guidance provided last February or on the overall underlying assumptions of net written premium growth of 1% to 4%, a combined ratio of 91% to 93% and after-tax property and casualty investment income growth of 8% to 10%.

     With respect to the business units, there is no impact on the underlying premium growth and combined ratio assumptions for CPI and CCI. The assumptions for CSI have changed primarily because Reinsurance Assumed has been split from CSI into a separate business unit. Assumptions for 2005 for the reclassified business units are as follows:

•	Net written premium growth of 7% to 10% for CPI, 3% to 6% for CCI and 1% to 4% for CSI, and a 20% to 25% decline in premiums for Reinsurance Assumed; and

•	A combined ratio of 91% to 94% for CPI, 88% to 91% for CCI, 95% to 98% for CSI and 92% to 95% for Reinsurance Assumed.

     The assumptions for premium growth relate to the reclassified business unit results for 2004 that have been posted on the website.

     The guidance and related assumptions are subject to the risks outlined in the company’s forward-looking information safe-harbor statements.

First Quarter Operations Review

     Chubb Personal Insurance had net written premium growth of 5% and a combined ratio of 84.5%, compared to 97.5% in the first quarter of 2004. Catastrophes accounted for 1.4 percentage points of the combined ratio in the first quarter of 2005, compared to 10.2 points in the first quarter of 2004. Excluding catastrophe losses, the CPI combined ratio for the quarter was 83.1% in 2005 and 87.3% in 2004.

     Net written premiums for the Homeowners line grew 9%. The combined ratio was 80.6%, which included 2.6 percentage points of catastrophe losses. Personal Automobile premiums grew 1% and the combined ratio was 95.7%, while Other Personal lines, which include accident, excess liability and yacht insurance, had a 3% decline in premiums and a combined ratio of 86.8%.

     Chubb Commercial Insurance had a 2% increase in net written premiums and a combined ratio of 84.0% for the quarter, compared to 82.9% in the first quarter of 2004. CCI catastrophe losses in the first quarter accounted for 0.4 points of the combined ratio in 2005 and 1.9 points in 2004.

     CCI’s average renewal rates in the U.S. were flat, and it retained 84% of the U.S. premiums that came up for renewal. In the U.S., premiums from new accounts exceeded lost business by a 1.1-to-1 margin.

     Chubb Specialty Insurance net written premiums were up 1%, and the combined ratio was 105.0%, compared to 103.7% in the corresponding year-earlier quarter. The 1.3-point deterioration was the result of one $60 million Surety loss, partially offset by improvement in the Professional Liability business.

     Surety premiums increased 9% in the first quarter, and the business had a combined ratio of 154.1%.

     Professional Liability net written premiums were up 1% in the first quarter, and the business had a combined ratio of 101.6%, a 5.7-point improvement over the first quarter of 2004. Average renewal rates in the U.S. were down 2%, and Chubb retained 85% of the U.S. premiums that came up for renewal. In the U.S., premiums from new accounts exceeded lost business by a 1.3-to-1 margin.

     Reinsurance Assumed (Chubb Re) net written premiums declined 12%, and the combined ratio was 88.0%, compared to 93.1% in the corresponding year-earlier quarter.

     Property and casualty investment income after taxes increased 14% to $252 million in the first quarter of 2005 from $222 million in the first quarter of 2004.

Webcast Conference Call to be Held Today at 5 P.M.

     Chubb’s senior management will discuss the company’s first-quarter performance with the investment community today, April 25, at 5:00 P.M. Eastern time. The conference call will be webcast live on the Internet at www.chubb.com and archived later in the evening for replay.

About Chubb

     Founded in 1882, the Chubb Group of Insurance Companies provide property and casualty insurance for personal and commercial customers worldwide through 8,000 independent agents and brokers. Chubb’s global network includes branches and affiliates throughout North America, Europe, Latin America, Asia and Australia.

     The company’s Supplementary Investor Information Report has been posted on its Internet site at www.chubb.com.

     All financial results in this release and attachments are unaudited.

For further information contact:	Investors:	Glenn A. Montgomery
(908) 903-2365

	Media:	Mark E. Greenberg
(908) 903-2682

Definitions of Key Terms

Operating Income

Operating income, a non-GAAP financial measure, is net income excluding after-tax realized investment gains and losses. Management uses operating income, among other measures, to evaluate its performance because the realization of investment gains and losses in any given period is largely discretionary as to timing and can fluctuate significantly, which could distort the analysis of trends.

Underwriting Income (Loss)

Management evaluates underwriting results separately from investment results. The underwriting operations consist of four separate business units: personal insurance, commercial insurance, specialty insurance and reinsurance assumed. Performance of the business units is based on statutory underwriting results. Statutory accounting principles differ in certain respects from generally accepted accounting principles (GAAP). Under statutory accounting principles, policy acquisition and other underwriting expenses are recognized immediately, not at the time premiums are earned. Statutory underwriting income (loss) is arrived at by reducing premiums earned by losses and loss expenses incurred and statutory underwriting expenses incurred.

Management uses underwriting results determined in accordance with GAAP, among other measures, to assess the overall performance of the underwriting operations. To convert statutory underwriting results to a GAAP basis, policy acquisition expenses are deferred and amortized over the period in which the related premiums are earned. Underwriting income (loss) determined in accordance with GAAP is defined as premiums earned less losses and loss expenses incurred and GAAP underwriting expenses incurred.

Property and Casualty Investment Income After Income Tax

Management uses property and casualty investment income after income tax, a non-GAAP financial measure, to evaluate its investment performance because it reflects the impact of any change in the proportion of the investment portfolio invested in tax-exempt securities and is therefore more meaningful for analysis purposes than investment income before income tax.

Book Value per Common Share with Available-for-Sale Fixed Maturities at Amortized Cost

Book value per share represents the portion of consolidated shareholders’ equity attributable to one share of common stock outstanding as of the balance sheet date. Consolidated shareholders’ equity includes, as part of accumulated other comprehensive income, the after-tax appreciation or depreciation on the Corporation’s available-for-sale fixed maturities, which are carried at market value. The appreciation or depreciation on available-for-sale fixed maturities is subject to fluctuation due to changes in interest rates and therefore could distort the analysis of trends. Management believes that book value per common share with available-for-sale fixed maturities at amortized cost, a non-GAAP financial measure, is an important measure of the underlying equity attributable to one share of common stock.

Combined Loss and Expense Ratio or Combined Ratio

The combined loss and expense ratio, expressed as a percentage, is the key measure of underwriting profitability. Management uses the combined loss and expense ratio calculated in accordance with statutory accounting principles applicable to property and casualty insurance companies to evaluate the performance of the underwriting operations. It is the sum of the ratio of losses and loss expenses to premiums earned (loss ratio) plus the ratio of statutory underwriting expenses to premiums written (expense ratio) after reducing both premium amounts by dividends to policyholders.

FORWARD-LOOKING INFORMATION

     Certain statements in this document, and certain oral statements made by management from time to time, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. These include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results, as well as other statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” or other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission and those associated with:

•	the availability of primary and reinsurance coverage, including the implications relating to terrorism legislation and regulation;

•	global political conditions and the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;

•	the effects of the outbreak or escalation of war or hostilities;

•	premium pricing and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•	adverse changes in loss cost trends;

•	our ability to retain existing business;

•	our expectations with respect to cash flow projections and investment income and with respect to other income;

•	the adequacy of loss reserves, including:

•	our expectations relating to reinsurance recoverables;

•	the effects of proposed asbestos liability legislation, including the impact of claims patterns arising from the possibility of legislation and those that may arise if legislation is not passed;

•	our estimates relating to ultimate asbestos liabilities;

•	the impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•	the willingness of parties, including us, to settle disputes;

•	developments in judicial decisions or regulatory or legislative actions relating to coverage and liability for asbestos, toxic waste and mold claims;

•	development of new theories of liability;

•	the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have filed for bankruptcy or otherwise experienced deterioration in creditworthiness;

•	the effects of disclosures by, and investigations of, public companies relating to possible accounting irregularities, practices in the financial services industry and other corporate governance issues, including:

•	the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

•	claims and litigation arising out of actual or alleged accounting or other corporate malfeasance by other companies;

•	claims and litigation arising out of practices in the financial services industry;

•	legislative or regulatory proposals or changes, including the changes in law and regulation implemented under the Sarbanes-Oxley Act of 2002;

•	the effects of investigations into market practices in the U.S. property and casualty insurance industry and any legal or regulatory proceedings arising therefrom;

•	the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk;

•	any downgrade in our claims-paying, financial strength or other credit ratings;

•	the ability of our subsidiaries to pay us dividends;

•	general economic conditions including:

•	changes in interest rates, market credit spreads and the performance of the financial markets, generally and as they relate to credit risks assumed by our Chubb Financial Solutions unit in particular;

•	the effects of inflation;

•	changes in domestic and foreign laws, regulations and taxes;

•	changes in competition and pricing environments;

•	regional or general changes in asset valuations;

•	the inability to reinsure certain risks economically;

•	changes in the litigation environment;

•	general market conditions; and

•	our ability to implement management’s strategic plans and initiatives.

     The Corporation assumes no obligation to update any forward-looking information set forth in this document, which speak as of the date hereof.

THE CHUBB CORPORATION

SUPPLEMENTARY FINANCIAL DATA
(Unaudited)

	Three Months Ended
	March 31
	2005	2004
	(in millions)
PROPERTY AND CASUALTY INSURANCE
Underwriting
Net Premiums Written	$3,056.2	$3,017.4
Increase in Unearned Premiums	(21.1)	(223.4)

Premiums Earned	3,035.1	2,794.0

Losses and Loss Expenses	1,835.0	1,740.6
Operating Costs and Expenses	879.0	907.3
Increase in Deferred Policy Acquisition Costs	(5.0)	(39.6)
Dividends to Policyholders	6.9	7.3

Underwriting Income	319.2	178.4

Investments
Investment Income Before Expenses	321.1	284.0
Investment Expenses	7.7	6.3

Investment Income	313.4	277.7

Other Charges	(3.2)	(1.0)

Property and Casualty Income	629.4	455.1
CHUBB FINANCIAL SOLUTIONS NON-INSURANCE BUSINESS	—	(14.3)
CORPORATE AND OTHER	(62.5)	(32.7)

CONSOLIDATED OPERATING INCOME BEFORE INCOME TAX	566.9	408.1
Federal and Foreign Income Tax	126.5	100.0

CONSOLIDATED OPERATING INCOME	440.4	308.1
REALIZED INVESTMENT GAINS AFTER INCOME TAX	29.2	52.6

CONSOLIDATED NET INCOME	$469.6	$360.7

PROPERTY AND CASUALTY INVESTMENT INCOME AFTER INCOME TAX	$252.2	$221.8

	Three Months Ended
	March 31
	2005	2004
OUTSTANDING SHARE DATA
(in millions)
Average Common and Potentially Dilutive Shares	198.4	191.7
Actual Common Shares at End of Period	195.3	189.7
DILUTED EARNINGS PER SHARE DATA
Operating Income	$2.22	$1.61
Realized Investment Gains	.15	.27

Net Income	$2.37	$1.88

Effect of Catastrophe Losses	$(.06)	$(.33)

Effect of Chubb Financial Solutions
Non-Insurance Business	$—	$(.05)

	Mar. 31	Dec. 31
	2005	2004
BOOK VALUE PER COMMON SHARE	$53.26	$52.55
BOOK VALUE PER COMMON SHARE, with Available-for-Sale Fixed Maturities at Amortized Cost	51.92	49.83

PROPERTY AND CASUALTY UNDERWRITING RATIOS
THREE MONTHS ENDED MARCH 31

	2005	2004
Losses and Loss Expenses to Premiums Earned	60.6%	62.5%
Expenses to Premiums Written	28.8	30.1
Combined Loss and Expense Ratio	89.4%	92.6%
Effect of Catastrophe Losses on Combined Loss and Expense Ratio	.6%	3.5%

PROPERTY AND CASUALTY LOSSES AND LOSS EXPENSES COMPONENTS
THREE MONTHS ENDED MARCH 31

	2005	2004
	(in millions)
Paid Losses and Loss Expenses	$1,324.5	$1,227.3
Increase in Unpaid Losses and Loss Expenses	510.5	513.3

Total Losses and Loss Expenses	$1,835.0	$1,740.6

PROPERTY AND CASUALTY PRODUCT MIX
THREE MONTHS ENDED MARCH 31

				Combined Loss and
	Net Premiums Written			Expense Ratios
			% Increase
	2005	2004	(Decrease)	2005	2004
	(in millions)
Personal Insurance
Automobile	$145.8	$144.6	1%	95.7%	96.2%
Homeowners	451.9	412.8	9	80.6	102.6
Other	157.8	162.1	(3)	86.8	83.1

Total Personal	755.5	719.5	5	84.5	97.5

Commercial Insurance
Multiple Peril	336.4	335.4	—	82.2	85.2
Casualty	452.2	445.0	2	93.7	84.9
Workers’ Compensation	277.4	273.4	1	86.1	88.5
Property and Marine	299.4	286.4	5	70.1	75.5

Total Commercial	1,365.4	1,340.2	2	84.0	82.9

Specialty Insurance
Professional Liability	646.0	640.7	1	101.6	107.3
Surety	53.2	48.9	9	154.1	46.0

Total Specialty	699.2	689.6	1	105.0	103.7

Total Insurance	2,820.1	2,749.3	3	89.6	92.6
Reinsurance Assumed	236.1	268.1	(12)	88.0	93.1

Total	$3,056.2	$3,017.4	1	89.4%	92.6%

The property and casualty product mix for 2004 includes certain reclassifications to conform with the 2005 presentation, which more closely reflects the way the property and casualty business is now managed. The total net premiums written and combined loss and expense ratio are not affected.